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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended March 31       Six Months Ended June 30
                                                        ---------------------------       ------------------------
                                                            1995           1994             1995           1994
                                                            -----          -----            -----          -----
Primary

Average shares outstanding                               11,201,411      10,119,465      11,204,710       9,911,269

Net effect of dilutive stock options and warrants -
   based on the treasury stock
   method using average market price                        455,327         737,302         334,940         706,532
                                                        -----------     -----------     -----------     -----------

Total                                                    11,656,738      10,856,767      11,539,650      10,617,801
                                                        -----------     -----------     -----------     -----------

Net income                                              $   775,109     $   720,606     $ 1,314,340     $   994,205
                                                        ===========     ===========     ===========     ===========

Per share amount                                        $      0.07     $      0.07     $      0.11     $      0.09
                                                        ===========     ===========     ===========     ===========


Fully Diluted

Average shares outstanding                               11,201,411      10,119,465      11,204,710       9,911,269

Net effect of dilutive stock options and warrants -
   based on the treasury stock
   method using the quarter-end market price,
   if higher than average market price                      471,444         737,302         471,444         706,532
                                                        -----------     -----------     -----------     -----------

Total                                                    11,672,855      10,856,767      11,676,154      10,617,801
                                                        -----------     -----------     -----------     -----------

Net income                                              $   775,109     $   720,606     $ 1,314,340     $   994,206
                                                        ===========     ===========     ===========     ===========

Per share amount                                        $      0.07     $      0.07     $      0.11     $      0.09
                                                        ===========     ===========     ===========     ===========
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